UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2005 (March 16, 2005)

Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-796-8822

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreemen
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Indenture
Registration Rights Agreement
Purchase Agreement
Press release

Item 1.01. Entry into Material Definitive Agreement.

     See Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     On March 11, 2005, Encysive Pharmaceuticals Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with initial purchasers relating to the private placement of $115.0 million aggregate principal amount of its 2.50% Convertible Senior Notes due 2012 (the “Notes”). Pursuant to the Purchase Agreement, the Company also granted to the initial purchasers an option to purchase up to an additional $15 million aggregate principal amount of the Notes. On March 15, 2005, the Company received notice that the initial purchasers elected to exercise in full their option to acquire up to an additional $15 million aggregate principal amount of the Notes. The closing of the sale of the $130 million aggregate principal amount of the Notes occurred on March 16, 2005, and the Company issued a global note for the $130 million aggregate principal amount of the Notes pursuant to an Indenture (the “Indenture”) dated as of March 16, 2005 and entered into the same day, between the Company and The Bank of New York Trust Company, N.A., as Trustee. The initial purchasers purchased the Notes at a discount equal to 3.25% of the principal amount of the Notes.

     The Notes were offered and sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The initial purchasers may offer and sell the Notes to qualified institutional buyers, as defined in Rule 144A under the Securities Act. The Notes and the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

     The Company is obligated to pay the $130 million aggregate principal amount of the Notes in cash upon maturity of the Notes on March 15, 2012. The Company The Company will pay 2.50% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on March 15 and September 15 of each year, starting on September 15, 2005 to holders of record at the close of business on the preceding March 1 and September 1, respectively. In addition, interest will accrue on the Notes from and including March 16, 2005 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be.

     The Notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness. Further, the Notes will be effectively subordinated to any secured indebtedness that the Company incurs in the future and all existing and future liabilities of the Company’s subsidiaries.

     The Notes are convertible at any time prior to stated maturity into 71.7077 shares of the Company’s common stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $13.95 per share), subject to adjustment.

     The Notes are not redeemable prior to March 20, 2010. On or after March 20, 2010, the Company may redeem for cash some or all of the Notes for a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and additional interest, if any, that may be payable pursuant to the Registration Rights Agreement (as defined below), but excluding the redemption date, if the closing price of the Company’s common stock has exceeded 140% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date on which the Company mails the provisional redemption notice.

     If the Company undergoes a fundamental change (as described in the Indenture) prior to maturity, the holders of the Notes will have the right to require the Company to repurchase some or all of their Notes for cash at a purchase price equal to 100% of the principal amount of the Notes being repurchased, plus any accrued and unpaid interest and additional interest, if any, to but not including the repurchase date. In addition, following certain fundamental changes, the Company will increase the conversion rate by a number of additional shares of common stock or, in lieu thereof, the Company may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that the Notes are convertible into shares of the acquiring, continuing or surviving company, in each case as described in the Indenture. The Company, at its option, may elect to pay the additional value represented by an increase in the conversion rate following a fundamental change in cash to holders electing to convert their Notes.

     Each of the following events will constitute an event of default under the Indenture:

•	the Company’s failure to pay when due the principal on any of the Notes at maturity or exercise of a repurchase right or otherwise;

•	the Company’s failure to pay an installment of interest (including additional interest, if any, that may be payable pursuant to the Registration Rights Agreement) on any of the Notes for 30 days after the date when due;

•	the Company’s failure to deliver shares of its common stock, together with cash instead of fractional shares, when those shares of common stock or cash instead of fractional shares are required to be delivered following conversion of a Note, and that default continues for 10 days;

•	the Company’s failure to give a fundamental change notice within 30 days of the occurrence of the fundamental change;

•	the Company’s failure to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, is given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•	either (a) the Company’s failure or the failure of any of the Company’s significant subsidiaries to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate principal amount in excess of $10 million, or (b) the acceleration of indebtedness for borrowed money of the Company or any of the Company’s significant subsidiaries in an aggregate amount in excess of $10 million because of a default with respect to such indebtedness, without such indebtedness referred to in either (a) or (b) above having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•	the Company’s failure or the failure of any of the Company’s significant subsidiaries to make any payment on a final judgment aggregating in excess of $10 million, without such judgment having been paid, discharged or stayed for a period of 60 days; and

•	certain events of the Company’s bankruptcy, insolvency or reorganization.

If an event of default specified in the eighth bullet point above occurs and is continuing, then automatically the principal of all the Notes and the interest thereon will become immediately due and payable. If an event of default occurs and is continuing, other than with respect to the eighth bullet point above, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding generally may declare the Notes due and payable at their principal amount together with accrued interest, and the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

     In connection with the sale of the Notes, the Company entered into a Registration Rights Agreement, dated as of March 16, 2005 (the “Registration Rights Agreement”), with the initial purchasers, pursuant to which the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the Company’s common stock issuable upon conversion of the Notes within 90 days after the first date of original issuance of the Notes, and thereafter to use its reasonable best efforts to cause such shelf registration statement to become effective under the Securities Act within 180 days after the first date of original issuance of the Notes. If the Company does not comply with its registration obligations it will be required to pay additional interest to the holders of the Notes.

     The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, Indenture and Registration Rights Agreement, which we incorporated herein by reference and attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively.

     Certain of the initial purchasers and their affiliates have in the past provided and may from time to time in the future provide certain commercial banking, financial advisory, investment banking and other services for the Company for which they have received and will be entitled to received separate fees.

Item 3.02. Unregistered Sales of Equity Securities.

     See Item 2.03, which is incorporated herein by reference.

Item 8.01. Other Events.

     On March 16, 2005, the Company issued a press release announcing the closing of its previously announced offering of $130 million principal amount of the Notes. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

     None.

(b) Pro forma financial information.

     None.

(c) Exhibits.

     4.1 Indenture, dated March 16, 2005, between Encysive Pharmaceuticals Inc. and The Bank of New York Trust Company, N.A.

     4.2 Registration Rights Agreement, dated March 16, 2005, among Encysive Pharmaceuticals Inc. and the Initial Purchasers.

     10.1 Purchase Agreement, dated March 11, 2005, among Encysive Pharmaceuticals Inc. and the Initial Purchasers.

     99.1 Press release.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC.
(Registrant)

Date: March 17, 2005	/s/ Stephen L. Mueller
Stephen L. Mueller
Vice President, Finance and Administration
Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Indenture, dated March 16, 2005, between Encysive Pharmaceuticals Inc. and The Bank of New
York Trust Company, N.A.

4.2	Registration Rights Agreement, dated March 16, 2005, among Encysive Pharmaceuticals Inc.
and the Initial Purchasers.

10.1	Purchase Agreement, dated March 11, 2005, among Encysive Pharmaceuticals Inc. and the
Initial Purchasers.

99.1	Press release.